Item 26. Exhibit (h) i. i. 2.

Goldman Sachs Variable Insurance Trust Service Class Services Agreement

October 1, 2016

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

MML INVESTORS SERVICES, LLC

MML DISTRIBUTORS, LLC

MML STRATEGIC DISTRIBUTORS, LLC

RE:	Goldman Sachs Variable Insurance Trust (the “Trust”) Service Class Services Agreement

Ladies and Gentlemen:

The undersigned, Goldman, Sachs & Co. (“Goldman Sachs”), 200 West Street, New York, New York 10282, is the principal distributor of the shares of each series of the Trust listed on Schedule A to this Agreement (each a “Fund” and, collectively, the “Funds”). Goldman Sachs Asset Management, a separate operating division of Goldman Sachs, or an affiliate thereof, acts as an investment adviser to the Trust, which is an open-end management investment company that offers its shares exclusively to separate accounts of life insurance companies and various qualifying retirement plans or accounts. Shares of each Fund are divided into separate classes. This Agreement (the “Agreement”) relates to the Service Class Shares of the Funds (“Service Shares”).

MML INVESTORS SERVICES, LLC (“MMLIS”), MML DISTRIBUTORS, LLC (“MMLD”) and MML STRATEGIC DISTRIBUTORS, LLC (“MSD”), affiliates of Massachusetts Mutual Life Insurance Company (the “Company”), act as broker-dealers and the principal underwriters of variable annuity contracts and/or variable life insurance contracts (the “Contracts”) issued through one or more separate accounts of the Company . The Company, acting on behalf of its separate accounts, purchases, holds, exchanges and redeems Service Shares as investments for values accumulated under certain Contracts (“Contract Value”). The Company has entered into an agreement with the Trust and Goldman Sachs regarding its purchase and redemption of Service Shares (the “Participation Agreement”). With respect to each Fund, MMLIS, MMLD and MSD (the “Contract Underwriter”) are willing to provide, and Goldman Sachs wishes to compensate you for providing, certain services with respect to the sale and distribution of the Contracts (the “Services”) that may indirectly result in the sale of Service Shares to the Company. Accordingly, the Contract Underwriter and Goldman Sachs agree as follows:

1. Agreement to Provide Services. Goldman Sachs hereby engages the Contract Underwriter, and the Contract Underwriter hereby agrees, to provide the following Services: (a) establish and maintain (or assist the Company in establishing and maintaining) relationships with owners of Contracts who are its customers or customers of other broker-dealers with whom it has entered into agreements to sell the Contracts (“Selling Dealers”); (b) provide Contract owners with “personal services” (within the meaning of the FINRA Rule2341(b)(9)); (c) assist in the preparation of advertisements and other sales literature for the Contracts that describes or discusses the Funds; (d) provide sales compensation to representatives of the Contract Underwriter; (e) pay money to Selling Dealers for any of the foregoing purposes; and (f) perform any additional services primarily intended to result in the distribution of the Contracts and the sale of the Service Shares to the Company.

2. Expenses of the Company or Contract Underwriter. The Company shall furnish such office space, equipment, facilities and personnel as may be necessary for it or the Contract Underwriter to perform its duties hereunder. The Contract Underwriter shall bear all costs incurred by it in performing such duties.

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3. Fees Payable to the Contract Underwriter. For the Services provided and the expenses incurred by the Contract Underwriter hereunder, Goldman Sachs will pay to the Contract Underwriter a quarterly fee equal on an annual basis to the amount designated as “Distribution and Service (12b-1) Fees” in the Service Share fee table of the applicable Fund prospectus, which may be amended, or in any notice in writing from us, of the average daily net asset value of Service Shares of the Fund held by separate accounts under the Contracts during such period. You acknowledge that such prospectus or writing may set forth a description of waivers or reductions of such fees in certain cases. Goldman Sachs will periodically review its relationship with the Contract Underwriter throughout the year and reserves the right to, in its sole discretion, modify or discontinue such payments.

4. Performance of Duties. In performing its duties hereunder, the Contract Underwriter will act in conformity with Goldman Sachs’ instructions, the terms of the Contracts and the Contract prospectuses, the then effective prospectuses and statements of additional information for each Fund, the Investment Company Act of 1940, as amended (the “1940 Act”), and all other applicable federal and state laws, regulations and rulings and the constitution, by-laws and rules of any applicable self-regulatory organization. The Contract Underwriter will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, any Fund, Goldman Sachs or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Contract Underwriter or any Contract owner concerning the applicability of any federal or state laws or regulations to the activities described herein. The Contract Underwriter will perform its duties hereunder in a manner consistent with the customs and practices of other institutions that provide similar services.

5. Anti-Money Laundering. The Contract Underwriter and its agents as well as the Company and its affiliates are required either by law, regulation or order, or as a matter of good practice, to operate policies and procedures for the purpose of guarding against money laundering activities. Among other matters, those policies and procedures include the identification of Contract owners and the source of moneys provided by Contract owners, the identification of “suspicious transactions” and the adoption of anti-money laundering programs. As a consequence, you hereby agree that you will identify your Contract owners underlying each transaction and the source of the moneys used for each transaction, and will identify whether such transactions are “suspicious transactions.” In addition, you hereby agree that you will fully comply with all applicable anti-money laundering laws, regulations and orders, as now or hereafter in force. Without limiting the generality of the foregoing, you agree to assist the Company in complying with the “anti-money laundering” provisions of the Participation Agreement. In addition, for the purpose of guarding against money laundering activities, if required by law, regulation or order, the Trust may ask for the name, address, identification number and other information that will allow Goldman Sachs and the Trust to identify a Contract owner.

6. Representations and Warranties. The Contract Underwriter hereby represents, warrants and covenants to Goldman Sachs:

(a).

That it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); that it is registered and in good standing, and will during the term of the Agreement remain in good standing, (A) as a broker-dealer with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Section 15 of the Exchange Act and with the securities commission of any state, territory or possession of the United States and (B) as a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and/or any stock exchange or other self-regulatory organization in which the Contract Underwriter’s membership is necessary for the conduct of its business under the Agreement, and is in full compliance with the rules, regulations and policies of the aforesaid commissions and organizations, particularly those rules, regulations and policies governing capital requirements, financial reporting, bonding, fiduciary standards and supervisory concerns; and its entering into and performing its obligations under the Agreement does not and will not violate any laws, rules or regulations (including the net capital and customer protection rules of the Commission and the

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rules or regulations of FINRA or any self-regulatory organization or any so-called “restriction” letter with FINRA);

(b).	That it is a corporation, association or partnership duly organized, validly existing, and in good standing under the laws of the state of its organization;

(c).	That entering into and performing its obligations under the Agreement does not and will not violate (i) its charter or by-laws; or (ii) any agreements to which it is a party;

(d).

It will keep confidential any information acquired as a result of the Agreement regarding the business and affairs of the Trust and Goldman Sachs, which requirement shall survive the term of the Agreement; and

(e).

It will not, without written consent of the Trust in each instance, use in advertising, publicity, administering and servicing the Funds or otherwise the name of the Trust, Goldman Sachs, or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof (the “Mark”) of the Trust, Goldman Sachs or their affiliates. Contract Underwriter acknowledges that Goldman Sachs owns all right, title and interest in and to the Mark and the registration thereof. Upon termination of the Agreement, the Contract Underwriter or its successor (to the extent and as soon as it lawfully can) will cease the use of the Mark.

(f).

You covenant and agree that you will only offer or sell Contracts to “U.S. persons,” all of whom qualify as Qualified Persons as defined in the Participation Agreement, and that all offering or other solicitation activities in which you engage shall be conducted by you or any of your agents solely within the “United States,” in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended. In addition, you covenant and agree that you shall have received and shall maintain duly executed and completed Internal Revenue Service Form W-9’s for each one of your Contract owner customers and shall update such Form W-9’s as may be required by law.

7. Consent: Subject to the terms of Section 6(e) of this Agreement, Goldman Sachs hereby consents to the Company’s and the Contract Underwriter’s use of its, the Trust’s, or any Fund’s name or Mark in connection with the marketing, administering and servicing of the Contracts. Goldman Sachs may withdraw this authorization as to any particular use of any such name or Mark at any time: (i) upon a reasonable determination that such use would have a material adverse effect on its reputation or marketing efforts or its affiliates (ii) if any of the Funds cease to be available through the Company; or (iii) for any other reason as determined in Goldman Sachs’ sole discretion.

8. Responsibilities of the Contract Underwriter. The Contract Underwriter agrees that neither Goldman Sachs nor any Fund nor any of its agents shall have any responsibility or liability to review any purchase, exchange or redemption request which is presented by the Company (A) to determine whether such request is genuine or authorized by the Contract owner; or (B) to determine the suitability of the selected Class or Fund for such Contract owner. Goldman Sachs, each Fund and their agents shall be entitled to rely conclusively on any purchase or redemption request communicated to any of them by the Company pursuant to the Participation Agreement, and shall have no liability whatsoever for any losses, claims or damages to or against the Contract Underwriter or any Contract owner resulting from a failure of the Contract Underwriter to provide the services provided for under the Agreement. Goldman Sachs and the Contract Underwriter agree that the Participation Agreement shall govern the process by which the Company purchases, exchanges and redeems Service Shares for its separate accounts.

9. Amendment; Termination. The Agreement may be amended by a written instrument executed by both parties and may be terminated by Goldman Sachs or the Contract Underwriter at any time on 60 days’ written notice mailed or delivered to the other party at its address set forth above. The Agreement will also terminate automatically with respect to Service Shares of a Fund upon termination of the Participation Agreement with respect to the Fund or

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Service Shares; will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act) or upon termination of the relevant plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Plan”); and may be terminated at any time without penalty by the vote of a majority of the Independent Trustees of the Trust (as defined in the applicable Plan) or a majority of the outstanding Service Shares of the applicable Fund on sixty days’ written notice. Unless sooner terminated, the Agreement will continue until terminated in accordance with its terms, provided that the continuance of the relevant Plan is specifically approved at least annually in accordance with the terms of such Plan.

10. Information and Reports. Upon our reasonable request, you will provide to us a written report of amounts expended under the Agreement and a description of the purposes for which the expenditures are made. You will furnish to the Trust or its designees such information as the Trust or its designees may reasonably request and will otherwise cooperate with us, the Trust and its designees in the preparation of reports to the Trust’s Trustees concerning the Agreement and the monies paid, reimbursed, payable, or reimbursable hereunder, the Services provided and related expenses, and any other reports or filings that may be required by law.

11. Indemnification. Goldman Sachs agrees to indemnify the Contract Underwriter and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Contract Underwriter from and against any losses, claims, damages, expenses (including reasonable fees and expenses of counsel) or liabilities (“Damages”) to which the Contract Underwriter or such person may become subject in so far as such Damages arise out of the failure of Goldman Sachs or its employees or agents to comply with Goldman Sachs’ obligations under the Agreement or any other agreement between Goldman Sachs and the Contract Underwriter relating to the performance of Services hereunder (a “Covered Agreement”). The Contract Underwriter agrees to indemnify Goldman Sachs, the Trust, the Funds, their agents and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) any of them from and against any Damages to which any of them may become subject in so far as such Damages arise out of the failure of the Contract Underwriter or its employees, agents or Contract owners to comply with the Contract Underwriter’s obligations under a Covered Agreement. Notwithstanding the foregoing, neither Goldman Sachs nor the Contract Underwriter shall be entitled to be indemnified for Damages arising out of its or its agent’s or employee’s gross negligence. The foregoing indemnity agreements shall be in addition to any liability or cause of action that Goldman Sachs or the Contract Underwriter may otherwise have, and shall survive the termination of the Agreement.

12. No Association or Agency. The Contract Underwriter shall be deemed an independent contractor and not an agent of Goldman Sachs, the Trust or any Fund for all purposes hereunder and shall have no authority to act for or represent Goldman Sachs, the Trust or any Fund. In addition, no officer or employee of the Contract Underwriter shall be deemed to be an employee or agent of the Trust, the Funds or Goldman Sachs or be subject, in any respect, to the supervision of Goldman Sachs or any affiliate thereof.

13. Applicable Law. If any provision of the Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of the Agreement will not be impaired thereby. The Agreement shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

Very truly yours,

GOLDMAN, SACHS & CO.

By:	/s/ James McNamara
[Authorized Officer]
James McNamara
Managing Director

Accepted and agreed to as of the date first above written:

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MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Tina M. Wilson
[Authorized Officer]

Tina M. Wilson, Sr. Vice President
(Print Name)

10/30 , 2016
(Date)

MML Distributors, LLC

/s/ Eric Wietsma

Eric Wietsma, President

10/30 2016

MML STRATEGIC DISTRIBUTORS, LLC

/s/ Eric Wietsma

Eric Wietsma, President

10/30 2016

MML INVESTORS SERVICES, LLC

/s/ Wendy Benson

President

10/30 2016

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Schedule A

FUNDS

All available series of Goldman Sachs Variable Insurance Trust, if available according to the series’ current

Prospectuses and Statements of Additional Information.

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